SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Act of 1934



Date of Report (Date of earliest event reported)            June 24, 2004
                                                         --------------------

                             CoreCare Systems, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                   0-24807                23-2840367
-----------------------------        -----------          -------------------
 (State or other jurisdiction        (Commission            (IRS Employer
       of incorporation)             file Number)         Identification No.)



                   111 N. 49th Street, Philadelphia, PA 19139
                   ------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code      215-471-2358
                                                                ------------


                                       N/A
           ------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5:  Other Events and Required FD Disclosure

         Effective June 24, 2004 CoreCare Systems, Inc.'s. major operating subsidiary emerged from Bankruptcy. On May 6, 2002 CoreCare Systems, Inc. major subsidiary, CoreCare Behavioral Health Management, Inc. (CCBHM) and its affiliate CoreCare Realty Corporation (CCRC) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Cases"). These petitions were filed in the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "Court"). These cases were assigned Chapter 11 Bankruptcy No. 02-16792. These actions were taken due to the uncertainty concerning the extension of the mortgage which was expiring on May 15, 2002

         On May 27, 2004, the Confirmation Order was signed approving the Reorganization Plan allowing the Company to emerge from Bankruptcy. The Effective Date of the Reorganization Plan was June 24, 2004. Pursuant to the Plan and except as otherwise expressly provided in the Plan, on the Effective Date, the Debtors, CCBHM and CCRC, were vested with all of the property of the Debtor's estate, free and clear of all claims, liens, encumbrances, charges and other interests, which were extinguished except as specified in Articles 3 and 4 of the Plan attached. CoreCare Systems, Inc., (CRCS) the parent company of the Debtors retained its full equity ownership in the Debtors, and no shares of CRCS were issued under the Plan.

         As part of the Reorganization Plan, CoreCare Systems, Inc. has created a new wholly-owned subsidiary, Kirkbride Realty Corporation (KRC). On July 8, 2004 the Kirkbride Center real estate and tenant leases were transferred by CCBHM and CCRC to Kirkbride Realty Corporation. The Behavioral health care licenses and services were retained by CCBHM who signed a lease with KRC for the space needed for hospital and other affiliate operations. Pursuant to the Confirmation Order the only liens remaining on the property are Class 1 - Kirkbride Holding LLC, the mortgage holder; Class 2 - Internal Revenue Service; Class 4 - Pennsylvania Department of Revenue; Class 5 - Pennsylvania Department of Labor and Industry; Class 8 - City of Philadelphia and Class 10 - Mortgage - Other Creditors. The Debtors will also have an obligation to make monthly payments to an administrative claims fund. Details of amounts owed in each class, and the amounts to be paid to the administrative claims fund, are provided below.

         Cash distributed under the Plan was $2,250,000, $1,000,000 of such funds originating from State Tobacco Funds and additional borrowings of $1,250,000 from the Debtor's mortgage holder. This increase in debt was secured by the real estate now owned by KRC and the accounts receivable of CCBHM and its sister corporation Westmeade Healthcare, Inc.. Such proceeds were distributed as follows:

         IRS                                                  $  1,325,000
         Penna. Department of Revenue                         $    125,000
         Penna. Department of Labor & Industry                $     50,000
         Financing Fees                                       $     46,000
         Administrative Claims                                $    350,000
         Principal Payments to Mortgage Holder                $    186,000
         Increase Interest Charges to Mortgage Holder         $     31,000
         Debtor Working Capital                               $    121,000
         Escrow Payment                                       $     16,000


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Given the working capital available the Company has established a $100,000 debt service reserve as added protection against any potential mortgage default. The remaining liabilities of each Class and their respective payment plan are delineated herein.

         The Kirkbride Holding LLC, Class 1, will be paid $15,275,000 with a mortgage term reset for 36 months from the Effective Date. The mortgage interest rate was also reset at a 1000 basis points over Libor, an increase of 150 basis points. Libor was capped at 2.5%. Tranche A of the mortgage, $14,025,000, has a 30 year amortization schedule. Should however KRC's third party tenant revenue increase over revenue in existence on January 31, 2004, KRC will pay 30% of such increase to the mortgage holder as additional principal with a balloon payment of remaining principal due on June 23, 2007. Tranche B, $1,250,000, will be repaid according to a variable schedule by early 2006. Fees earned by the mortgage holder for the additional borrowings are $175,000 plus 50% of cash collected on the CCBHM and Westmeade accounts receivable of March 31, 2004, up to $3,000,000 of collections, after which the fee is reduced to 25%. As an inducement for the additional financing all affiliate companies and officers, Thomas T. Fleming and Rose S. DiOttavio have become Co-Borrowers with the Debtor on the full mortgage.

         The IRS, Class 2, will receive $1,640,000 plus interest paid in equal monthly installments of principal and interest at the statutory interest rate for 72 months. Administrative Claims of $200,000 including interest and penalty will be paid to the IRS over 12 months. The IRS was also paid $1,325,000 at closing.

         Pennsylvania Department of Revenue, Class 4, will receive $602,207 plus interest payable in equally monthly installments of principal and interest at the statutory rate for 72 months. In addition the Department's unsecured claim of $84,659.38 will be paid with the Class 10 Mortgage and it's Administrative Claim of $90,000 will be paid over twelve months. The Department was also paid $125,000 at closing

         Pennsylvania Department of Labor, Class 5, will receive $116,000 which will be paid in equal monthly installments of principal and interest for 72 months, and Administrative Claims of $35,199 payments over 14 months. The Department of Labor was paid $50,000 at closing.

         The City of Philadelphia, Class 8, will receive $2,919,633, paid in equal monthly installments of principal and interest over 120 months, however $919,633 of this sum will be paid over the final 48 months of this term.

         The other allowed Claims, Class 10, shall receive a Mortgage Note in the Kirkbride property subject to the rights of the First Mortgage holder as well as a security interests in Westmeade assets. Interest shall accrue at six (6%) per annum. Principal payments of $41,667 per month starting 90 days after the Effective Date will be paid to the Distribution Trustee who will distribute such funds every six months to the Creditors. This sum will increase to $42,592 per month in year 2 and $62,094 per month in year 3; $75,000 per month in year 4 and $100,000 per month in year 5 and thereafter. In addition to these scheduled payments, on or before February of each year the Debtor shall distribute to Class 10, 80% of Free Cash Flow of the Debtor, Kirkbride Realty Corporation, and Westmeade over $100,000 pursuant to a specific definition of Free Cash Flow. The final amount of claims in Class 10 will be determined after the Court and the Company has finalized the Proof of Claim process.

         Additionally the Debtor will pay $10,000 a month to the Administrative Claim fund for the residual Professional Fees remaining after the initial payment of $350,000. The cost of the Bankruptcy for all Professional Fees was $830,000.

         CoreCare Systems, Inc. is the sole stockholder of the Debtors, Westmeade Healthcare, Inc. and the newly formed, Kirkbride Realty Corporation. CoreCare Systems, Inc. has made a capital contribution to the Debtors through past payments made by Westmeade Healthcare, Inc. to pay off the Debtor's accounts receivable line of credit as well as Westmeade's future contribution to the Class 10 claim holders. No shares of Company stock were issued as part of the Bankruptcy Plan.

         During the Bankruptcy period the Company transferred its legal representation from Ciardi, Maschmeyer & Karalis, P.C. to Janssen Keenan & Ciardi P.C. to maintain continuity of its chief council, Albert Ciardi III, Esq. Additionally the Company intends to work towards filing its requires SEC reports, and has therefore re-engaged Eckert Seamans Cherin & Mellott, LLC as its SEC counsel and Stock Trans of Ardmore, Pa., as its transfer agent.

         Exhibits attached include a financial summary of the Bankruptcy Plan over time; the Reorganization Plan; the Confirmation Order; the Disclosure Plan; as well as the Press Release announcing the emergence from bankruptcy. The Corporate Office of CoreCare Systems, Inc. is located at The Blackwell Human Services Campus, 111 North 49th Street, Philadelphia, PA 19139. The Corporate Office can be reached at 215-471-2358.

ITEM 7:  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(C)      Exhibits

2.1 Reorganization Plan
2.2 confirmation Plan
2.3 Disclosure Plan
2.4 Financial Summary of Reorganization Plan

99.1     Press Release dated July 26, 2004

ITEM 8:  CHANGE IN FISCAL YEAR END

         On July 15, 2004 the CoreCare Systems, Inc. Board of Directors voted to change the Company fiscal year end. The Company historically had operated on a calendar year basis with a December 31, year end. The Board adopted a transition period of January 1, 2004 through June 30, 2004. Once the audited financial statements are available a 10-K report will be filed with the SEC. The new fiscal year will begin on July 1, 2004 and end June 30, 2005.

         The Board elected this change to synchronize the Company's fiscal year end with the Medical Assistance Cost Report requirements for a period ending June 30 as is customary with many healthcare companies. Additionally CoreCare Behavioral Health Management, Inc emergence from Bankruptcy and simultaneous asset restructuring provided a natural transition point to a new reporting format post-confirmation.


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ITEM 9:  PRESS RELEASE

         Attached as Exhibit 99.1 is the Company general press release to the public announcing the events described herein as well as the Company's filing of the 8-K.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    CORECARE SYSTEMS, INC.



                                           By:      -----------------------
                                                    Thomas T. Fleming,
Date:  July __, 2004                                Chairman & CEO